UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CyrusOne LP

CyrusOne Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland	46-0982896 61-1697505
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2850 N. Harwood Street, Suite 2200, Dallas, TX 75201	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.450% Senior Notes due 2027	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-231203.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The titles of the securities to be registered hereunder is 1.450% Senior Notes due 2027. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” in the prospectus supplement, dated January 15, 2020, which was filed with the Securities and Exchange Commission (the “Commission”) on January 17, 2020, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities,” in the prospectus, dated May 3, 2019, contained in the registrants’ effective registration statement on Form S-3 (Registration Statement No. 333-231203), which was filed with the Commission on May 3, 2019, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement on Form 8-A:

1.              Indenture, dated as of December 5, 2019, between CyrusOne LP and CyrusOne Finance Corp. (together, the “Issuers”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on December 5, 2019).

2.              Third Supplemental Indenture, dated as of January 22, 2020, between the Issuers, the Trustee and Deutsche Bank Trust Company Americas, as Security Registrar and Paying Agent (including form of 1.450% Senior Note due 2027) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on January 22, 2020).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

CyrusOne LP
CyrusOne Finance Corp.

Date: February 28, 2020	By:	/s/ Robert M. Jackson
		Name:	Robert M. Jackson
		Title:	Executive Vice President, General Counsel and Secretary

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